Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788

NEWS RELEASE

LOEWS CORPORATION REPORTS NET INCOME OF $397 MILLION FOR THE
FOURTH QUARTER OF 2020

22 MILLION COMMON SHARES REPURCHASED IN 2020 FOR $917 MILLION

NEW YORK, February 8, 2021—Loews Corporation (NYSE:L) today reported net income of $397 million, or $1.45 per share, for the quarter ended December 31, 2020, compared to net income of $217 million, or $0.73 per share, in the fourth quarter of 2019. For the full year, Loews reported a net loss of $931 million, or $3.32 per share, compared to net income of $932 million, or $3.07 per share, in 2019.

CNA Financial Corporation drove net income for the fourth quarter of 2020 with strong property and casualty underwriting results, solid net investment income, and net investment gains. Boardwalk Pipelines also contributed positively to Loews’s quarterly results.

Loews Hotels & Co posted a net loss for the fourth quarter of 2020 due to the revenue impact of the COVID-19 pandemic. The fourth quarter of 2019 included a net loss from Diamond Offshore Drilling, Inc., which was not a consolidated subsidiary in the fourth quarter of 2020.

“CNA delivered excellent property and casualty underwriting results in 2020, even while faced with a once-in-a-century pandemic, record catastrophe losses, and historically low interest rates. CNA’s strong performance underscores the company’s continued focus on disciplined and profitable underwriting. Rates increased 11% for the full year and new business flow was solid, resulting in strong premium growth. The underlying combined ratio of 93.1% for the full year represents an improvement of more than one full point over 2019,” said James Tisch, CEO of Loews.

Book value per share increased to $66.34 at December 31, 2020 from $65.71 at December 31, 2019. Book value per share excluding accumulated other comprehensive income (AOCI) decreased to $64.18 at December 31, 2020 from $65.94 at December 31, 2019.

CONSOLIDATED HIGHLIGHTS
	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2020	2019	2020	2019

Income before net investment gains (losses)	$352	$211	$53	$899
Net investment gains (losses):
CNA	45	6	(27)	33
Corporate			(957)
Total net investment gains (losses)	45	6	(984)	33
Net income (loss) attributable to Loews Corporation	$397	$217	$(931)	$932
Net income (loss) per share	$1.45	$0.73	$(3.32)	$3.07

	December 31, 2020	December 31, 2019

Book value per share	$66.34	$65.71
Book value per share excluding AOCI	64.18	65.94

 The net loss for the year ended December 31, 2020 was due to, among other factors described below, losses related to our investment in Diamond Offshore and the operating losses incurred by Loews Hotels.

The economic disruption caused by the COVID-19 pandemic and measures to mitigate the spread of the virus significantly affected Loews’s results in 2020. The impact of COVID-19 on Loews’s financial results going forward will depend on the duration of mandated and voluntary containment efforts, related economic policies, the success of vaccination efforts in mitigating the pandemic, and other societal responses to the pandemic.

Three Months Ended December 31, 2020 Compared to Three Months Ended December 31, 2019

CNA’s earnings increased due to improved property and casualty underwriting income, as premiums increased and the underlying combined ratio, which excludes the impact of net catastrophe losses and prior year development, improved by more than two points. CNA’s earnings also benefited from higher net investment income and net investment gains, with returns on limited partnership and common stock investments driving the increase in net investment income.

Boardwalk Pipelines’ earnings increased mostly from $26 million (after tax) of proceeds received in connection with a contract cancellation due to a customer bankruptcy. In addition, revenues from growth projects recently placed in service more than offset revenue declines from expiring contracts replaced by contracts at lower overall average rates.

Loews Hotels’ results reflected the continuing negative impact of the COVID-19 pandemic. All hotels operating during the fourth quarter experienced occupancy rates considerably lower than those in 2019, consistent with market conditions. Operating revenues did rise, however, from their low in the second quarter of 2020. Loews Hotels has enacted significant measures to adjust the operating cost structure of each hotel and of the management company. For the three months ended December 31, 2020 and 2019, Loews Hotels recorded impairment charges totaling $6 million and $89 million ($4 million and $69 million after tax).

Year Ended December 31, 2020 Compared to 2019

The net loss for the year ended December 31, 2020 was driven by six main factors: (i) an investment loss of $1.2 billion ($957 million after tax) caused by the write down of the carrying value of our interest in Diamond Offshore as a result of its deconsolidation upon its bankruptcy filing on April 26, 2020; (ii) drilling rig impairment charges at Diamond Offshore during the first quarter of 2020 when it was a consolidated subsidiary; (iii) operating losses in 2020 as compared to operating income in 2019 at Loews Hotels; (iv) a reduction in CNA’s and the parent company’s net investment income; (v) net investment losses at CNA in 2020 as compared to net investment gains in 2019; and (vi) lower property and casualty underwriting income at CNA caused mainly by higher catastrophe losses.

CNA’s earnings decreased in 2020 primarily due to higher net catastrophe losses, lower net investment income, and net investment losses as compared to investment gains in 2019. Partially offsetting these declines were improved underlying underwriting income and lower net reserve charges in CNA’s Life & Group business, primarily from the recognition of a lower active life reserve premium deficiency in 2020. In 2020, pretax net catastrophe losses of $550 million included $294 million from weather-related events, $195 million related to the COVID-19 pandemic, and $61 million related to civil unrest, as compared to total pretax net catastrophe losses of $179 million in 2019 due primarily to weather-related events. The decline in net investment income in 2020 was driven by lower effective income yields on CNA’s fixed income portfolio and lower returns on limited partnership and common stock investments. Net investment losses in 2020 were driven by higher impairment losses on fixed income securities and the decline in the fair value of non-redeemable preferred stock.

Boardwalk Pipelines’ earnings in 2020 were down slightly from 2019 as net operating revenues declined and expenses increased. Revenue from growth projects recently placed in service and higher storage and park and loan revenues did not fully offset revenue declines from expiring contracts replaced by contracts at lower overall average rates. Depreciation and property taxes rose, primarily due to an increased asset base from recently completed growth projects and the expiration of property tax abatements, partially offset by a reduction in interest expense due to lower average interest rates.

Loews Hotels’ earnings decreased in 2020 primarily due to the reasons set forth in the three-month discussion.

Income from the parent company investment portfolio declined in 2020 as limited partnership and equity investments generated lower returns as compared to 2019.

Diamond Offshore’s results for the year ended December 31, 2020, as compared with 2019, only reflect operations through Diamond Offshore’s bankruptcy filing and deconsolidation on April 26, 2020 and include drilling rig impairment charges of $408 million (after tax and noncontrolling interests) recorded in the first quarter of 2020.

Corporate segment results include the investment loss realized upon Diamond Offshore’s bankruptcy filing and deconsolidation.

SHARE REPURCHASES

For the three months and year ended December 31, 2020, the Company repurchased 5.9 million and 22.0 million shares of its common stock for an aggregate cost of $244 million and $917 million, respectively. At December 31, 2020, there were 269.2 million shares of Loews common stock outstanding. From January 1, 2021 to February 5, 2021, the Company repurchased an additional 2.2 million shares of its common stock at an aggregate cost of $100 million. Depending on market conditions, the Company may from time to time purchase its shares and shares of its subsidiaries’ outstanding common stock in the open market or otherwise.

CONFERENCE CALLS

A conference call to discuss the fourth quarter and full year results of Loews Corporation has been scheduled for today at 10:00 a.m. ET. A live webcast will be available via the Investors/Media section of www.loews.com. Those interested in participating in the question-and-answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 4850148. An online replay will also be available at www.loews.com following the call.

A conference call to discuss the fourth quarter results of CNA has been scheduled for today at 9:00 a.m. ET. A live webcast will be available via the Investor Relations section of www.cna.com. Those interested in participating in the question-and-answer session should dial (800) 289-0571, or for international callers, (720) 543-0206. An online replay will be available on CNA’s website following the call.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality, and packaging industries. For more information please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Selected Financial Information

	December 31,
	Three Months		Years Ended
(In millions)	2020	2019	2020	2019
Revenues:
CNA Financial (a)	$2,930	$2,777	$10,827	$10,788
Boardwalk Pipelines (b)	376	331	1,302	1,300
Loews Hotels & Co (c)	42	170	278	692
Investment income (loss) and other (d) (e)	361	321	(129)	1,163
Diamond Offshore (f)		277	305	988
Total	$3,709	$3,876	$12,583	$14,931
Income (Loss) Before Income Tax:
CNA Financial (a) (g) (h)	$477	$336	$821	$1,224
Boardwalk Pipelines (b)	111	64	277	281
Loews Hotels & Co (c)	(82)	(70)	(274)	(28)
Corporate: (i)
Investment income (loss), net	92	76	59	229
Other (e)	(50)	(49)	(1,413)	(185)
Diamond Offshore (f) (j)		(81)	(934)	(402)
Total	$548	$276	$(1,464)	$1,119
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (g) (h)	$346	$244	$618	$894
Boardwalk Pipelines (b)	83	48	206	209
Loews Hotels & Co (c)	(68)	(59)	(212)	(31)
Corporate: (i)
Investment income (loss), net	73	67	47	188
Other (e)	(37)	(45)	(1,114)	(153)
Diamond Offshore (f) (j)		(38)	(476)	(175)
Net income (loss) attributable to Loews Corporation	$397	$217	$(931)	$932

(a)
Includes net investment gains of $66 million and $8 million ($45 million and $6 million after tax and noncontrolling interests) for the three months ended December 31, 2020 and 2019. Includes net investment losses of $35 million and net investment gains of $49 million ($27 million and $33 million after tax and noncontrolling interests) for the years ended December 31, 2020 and 2019.

(b)
Includes settlement proceeds of $34 million ($26 million after tax) for the three months and year ended December 31, 2020 and $26 million ($19 million after tax) for the year ended December 31, 2019 related to a customer bankruptcy.

(c)
Includes asset impairment charges of $6 million ($4 million after tax) and $89 million ($69 million after tax) for the three months ended December 31, 2020 and 2019. Includes asset impairment charges of $36 million ($26 million after tax) and $99 million ($77 million after tax) for the years ended December 31, 2020 and 2019 and gains on the sale of assets of $37 million ($24 million after tax) for the year ended December 31, 2020.

(d)	Includes parent company investment income (loss) and the financial results of Altium Packaging.
(e)	Includes a loss of $1.2 billion ($957 million after tax) for the year ended December 31, 2020 as a result of Diamond Offshore’s Chapter 11 bankruptcy filing and deconsolidation on April 26, 2020.
(f)	Includes financial results through April 26, 2020.
(g)
Includes a charge of $74 million ($52 million after tax and noncontrolling interests) and $216 million ($151 million after tax and noncontrolling interests) for the years ended December 31, 2020 and 2019 related to the recognition of an active life reserve premium deficiency in long term care that was primarily driven by changes in interest rate assumptions.

(h)
Includes net catastrophe losses of $14 million ($10 million after tax and noncontrolling interests) and $51 million ($36 million after tax and noncontrolling interests) for the three months ended December 31, 2020 and 2019, and $550 million ($388 million after tax and noncontrolling interests) and $179 million ($126 million after tax and noncontrolling interests) for the years ended December 31, 2020 and 2019.

(i)
The Corporate segment consists of investment income (loss) from the parent company’s cash and investments, interest expense, other unallocated corporate expenses and the financial results of Altium Packaging as well as the loss resulting from Diamond Offshore’s Chapter 11 bankruptcy filing and deconsolidation on April 26, 2020.

(j)
Includes impairment charges of $774 million ($408 million after tax and noncontrolling interests) at Diamond Offshore related to the carrying value of four drilling rigs for the year ended December 31, 2020.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2020	2019	2020	2019
Revenues:
Insurance premiums	$1,977	$1,911	$7,649	$7,428
Net investment income	648	622	1,995	2,355
Investment gains (losses) (a)	66	8	(1,246)	49
Operating revenues and other (b)	1,018	1,335	4,185	5,099
Total	3,709	3,876	12,583	14,931

Expenses:
Insurance claims and policyholders’ benefits (c) (d)	1,487	1,483	6,170	5,806
Operating expenses and other (b) (e)	1,674	2,117	7,877	8,006
Total	3,161	3,600	14,047	13,812

Income (loss) before income tax	548	276	(1,464)	1,119
Income tax (expense) benefit	(111)	(65)	173	(248)
Net income (loss)	437	211	(1,291)	871
Amounts attributable to noncontrolling interests	(40)	6	360	61
Net income (loss) attributable to Loews Corporation	$397	$217	$(931)	$932

Net income (loss) per share attributable to Loews Corporation	$1.45	$0.73	$(3.32)	$3.07

Weighted average number of shares	273.62	296.29	280.32	303.35

(a)	Includes a loss of $1.2 billion ($957 million after tax) for the year ended December 31, 2020 as a result of Diamond Offshore’s Chapter 11 bankruptcy filing and deconsolidation on April 26, 2020.
(b)	Includes financial results of Diamond Offshore through April 26, 2020.
(c)
Includes a charge of $74 million ($52 million after tax and noncontrolling interests) and $216 million ($151 million after tax and noncontrolling interests) for the years ended December 31, 2020 and 2019 related to the recognition of an active life reserve premium deficiency in long term care that was primarily driven by changes in interest rate assumptions.

(d)
Includes net catastrophe losses of $14 million ($10 million after tax and noncontrolling interests) and $51 million ($36 million after tax and noncontrolling interests) for the three months ended December 31, 2020 and 2019, and $550 million ($388 million after tax and noncontrolling interests) and $179 million ($126 million after tax and noncontrolling interests) for the years ended December 31, 2020 and 2019.

(e)
Includes impairment charges of $774 million ($408 million after tax and noncontrolling interests) at Diamond Offshore related to the carrying value of four drilling rigs for the year ended December 31, 2020.